Exhibit 99

CBS CORPORATION REPORTS SECOND QUARTER 2011 RESULTS

Revenues of $3.6 Billion Up 8%

OIBDA of $873 Million Up 51%

Diluted EPS of $.58 Up 164%

New York, New York, August 2, 2011 – CBS Corporation (NYSE: CBS.A and CBS) today reported results for the second quarter ended June 30, 2011.

“CBS’s second quarter performance built on our tremendous first quarter, posting strong results throughout each of our businesses,” said Sumner Redstone, Executive Chairman, CBS Corporation.  “The Company continues to operate at an exceptionally high level as we remain focused on creating the absolute best content and distributing that content in strategic and profitable ways.  I am confident that Leslie and his team will continue to manage CBS for success and enhance shareholder value for a long, long time to come.”

“Our extraordinary second quarter results demonstrate the power of the strategic actions we’ve taken to strengthen our business model,” said Leslie Moonves, President and Chief Executive Officer, CBS Corporation.  “We delivered stellar growth across every single key financial metric, nearing record levels in all profit measures.  These remarkable results reflect our increasing ability to monetize our content, while at the same time, diversifying and de-risking our Company for the future, including recent new licensing deals with leading online video distributors.  In addition, we led the marketplace in another highly successful Upfront selling season, setting us up for strong advertising growth next year.  Meanwhile, we continue to generate very healthy free cash flow and return an increasing amount of value to our shareholders through our ongoing share repurchase program and recently increased dividend.  Going forward, positive trends and new developments in our industry position us to deliver strong results not only for the balance of the year, but in 2012 and beyond as well.”

Second Quarter 2011 Results

Revenues of $3.59 billion for the second quarter of 2011 increased 8% from $3.33 billion for the same quarter last year driven by 21% growth in content licensing and distribution revenues, which benefited from a new licensing agreement for the digital streaming of select library titles.  Revenues were also boosted by 12% growth in affiliate and subscription fee revenues, reflecting rate increases and subscription growth as well as higher retransmission revenues.  Advertising revenues increased 3% despite a difficult comparison to last year’s second quarter, which posted higher political advertising and higher revenue for the NCAA Division I Men’s Basketball Championship (“NCAA Tournament”).  CBS’s new programming agreement for the NCAA Tournament results in lower revenues, but higher profits.

Operating income before depreciation and amortization (“OIBDA”) of $873 million for the second quarter of 2011 increased 51% from $579 million for the same prior-year period, driven by strong growth and margin expansion in every segment.  The OIBDA margin increased seven percentage points to 24% compared to last year’s second quarter. The Company’s strong growth and margin expansion was driven by higher margin revenue streams, as well as lower sports programming costs resulting from the new programming agreement for the NCAA Tournament.

Operating income for the second quarter of 2011 increased 69% to $734 million from $435 million for the same quarter last year.

Net earnings were $395 million, or $.58 per diluted share, for the second quarter of 2011, up from net earnings of $150 million, or $.22 per diluted share, and adjusted net earnings of $176 million, or $.25 per diluted share, for the same quarter last year due to the aforementioned OIBDA growth and a decrease to interest expense of $24 million, driven by the Company’s 2010 debt reduction activities.

Adjusted net earnings and adjusted earnings per share for the second quarter of 2010 exclude a pre-tax loss on early extinguishment of debt of $41 million.  For the second quarter of 2011, no adjustments were made to reported results.  Reconciliations of non-GAAP measures to reported results are included at the end of this earnings release.

Free Cash Flow, Balance Sheet and Liquidity

Free cash flow for the second quarter of 2011 increased 32% to $646 million from $491 million for the second quarter of 2010 and for the first half of 2011 increased 30% to $1.50 billion from $1.15 billion for the first half of 2010, principally driven by the OIBDA increase.

During the second quarter of 2011, the Company spent $250 million to repurchase 9.9 million shares of CBS Corp. Class B Common Stock under its $1.5 billion share repurchase program. During the first half of 2011, the Company repurchased 21.7 million Class B shares for $500 million. At June 30, 2011, the Company’s cash balance was $1.35 billion, $866 million higher than December 31, 2010, debt outstanding was $6.00 billion and there were no credit facility borrowings. In July, the Company used its significant year-to-date free cash flow to make a pension contribution of $200 million, principally to pre-fund its qualified plans.

Consolidated and Segment Results (dollars in millions)

The tables below present the Company’s revenues by segment and type and its OIBDA and operating income by segment for the three and six months ended June 30, 2011 and 2010.  Adjusted OIBDA and adjusted operating income by segment for the three and six months ended June 30, 2010 exclude restructuring charges.  Reconciliations of all non-GAAP measures to reported results are included at the end of this earnings release.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Revenues by Segment	2011	2010	2011	2010
Entertainment	$1,836	$1,672	$3,830	$3,753
Cable Networks	413	369	806	737
Publishing	183	189	338	341
Content Group	2,432	2,230	4,974	4,831
Local Broadcasting	691	678	1,312	1,284
Outdoor	490	457	903	849
Local Group	1,181	1,135	2,215	2,133
Eliminations	(27)	(34)	(93)	(102)
Total Revenues	$3,586	$3,331	$7,096	$6,862

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Revenues by Type	2011	2010	2011	2010
Advertising	$2,215	$2,158	$4,507	$4,539
Content licensing and distribution	889	733	1,629	1,447
Affiliate and subscription fees	426	381	846	764
Other	56	59	114	112
Total Revenues	$3,586	$3,331	$7,096	$6,862

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Adjusted OIBDA	2011	2010	2011	2010
Entertainment	$440	$223	$708	$368
Cable Networks	176	129	329	230
Publishing	19	17	26	20
Content Group	635	369	1,063	618
Local Broadcasting	230	214	399	348
Outdoor	86	79	135	111
Local Group	316	293	534	459
Corporate	(57)	(56)	(109)	(95)
Residual costs	(18)	(26)	(37)	(52)
Eliminations	(3)	1	(2)	2
Adjusted OIBDA	873	581	1,449	932
Restructuring charges	—	(2)	—	(59)
Total OIBDA	$873	$579	$1,449	$873

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Adjusted Operating Income (Loss)	2011	2010	2011	2010
Entertainment	$400	181	630	285
Cable Networks	171	123	318	218
Publishing	17	15	22	17
Content Group	588	319	970	520
Local Broadcasting	204	190	347	299
Outdoor	26	14	14	(17)
Local Group	230	204	361	282
Corporate	(63)	(61)	(121)	(105)
Residual costs	(18)	(26)	(37)	(52)
Eliminations	(3)	1	(2)	2
Adjusted Operating Income	734	437	1,171	647
Restructuring charges	—	(2)	—	(59)
Total Operating Income	$734	$435	$1,171	$588

Entertainment (CBS Television Network, CBS Television Studios, CBS Studios International, CBS Television Distribution, CBS Films and CBS Interactive)

Entertainment revenues for the second quarter of 2011 increased 10% to $1.84 billion from $1.67 billion for the same prior-year period, driven by the new licensing agreement for the digital streaming of select library titles, the third-cycle domestic syndication sale of Frasier, higher retransmission revenues and growth in Network primetime advertising.  These increases were partially offset by the impact of the new programming agreement for the NCAA Tournament, which resulted in lower revenues but higher profits.

Entertainment OIBDA for the second quarter of 2011 increased 97% to $440 million from $223 million for the same prior-year period with an 11 percentage point improvement in the margin to 24%.  The strong margin growth reflects increases in higher margin revenues as well as lower sports programming costs resulting from the new programming agreement for the NCAA Tournament.

Cable Networks (Showtime Networks, CBS Sports Network and Smithsonian Networks)

Cable Networks revenues for the second quarter of 2011 increased 12% to $413 million from $369 million for the same prior-year period driven by rate increases and growth in subscriptions at both Showtime Networks and CBS Sports Network, as well as higher international syndication and home entertainment revenues for Showtime original series. Showtime Networks (which includes Showtime, The Movie Channel and Flix) subscriptions totaled 70 million as of June 30, 2011, up by 6 million from the same time last year, due to higher cable, direct broadcast satellite and telco subscriptions.  CBS Sports Network subscriptions of 44 million were up by 8 million compared to the prior year, resulting from increased cable subscriptions, driven by the Company’s ten year carriage agreement with Comcast entered into in 2010, and higher direct broadcast satellite subscriptions.  Smithsonian Networks subscriptions of 8 million as of June 30, 2011 were up by 3 million from the same time last year.

Cable Networks OIBDA for the second quarter of 2011 increased 36% to $176 million from $129 million for the same prior-year period, reflecting revenue growth as well as lower theatrical programming costs, partially offset by higher programming costs for original series.

Publishing (Simon & Schuster)

Publishing revenues for the second quarter of 2011 decreased 3% to $183 million from $189 million for the same prior-year period, as strong growth in the sale of more profitable digital content was offset by lower print book sales.  Digital content revenues for the second quarter of 2011 more than doubled last year’s second quarter digital sales and represented 15% of Publishing’s total revenues.  Best-selling titles in the second quarter included The Greater Journey by David McCullough and The Original Argument by Glenn Beck.

Publishing OIBDA for the second quarter of 2011 increased 12% to $19 million, driven by lower expenses resulting from cost-savings initiatives, as well as the significant increase in more profitable digital sales as a percentage of total revenues.

Local Broadcasting (CBS Television Stations and CBS Radio)

Local Broadcasting revenues for the second quarter of 2011 increased 2% to $691 million from $678 million for the same prior-year period, primarily driven by higher advertising sales, which benefitted in part from an increase in market share.  CBS Television Stations revenues increased slightly despite a difficult comparison to the second quarter of 2010, which included significant political advertising sales.  CBS Television Stations’ performance was led by growth in many key advertising categories, including financial services, media and retail, partially offset by a decline in spending from Japanese auto manufacturers.  CBS Radio revenues increased 4% with growth in retail and financial services, partially offset by a decline in political advertising.

Local Broadcasting OIBDA for the second quarter of 2011 increased 7% to $230 million from $214 million for the same prior-year period, due to the revenue growth and lower programming costs.

Outdoor (CBS Outdoor)

Outdoor revenues for the second quarter of 2011 increased 7% to $490 million from $457 million for the same prior-year period resulting from the continued improvement in the outdoor advertising marketplace in the Americas and the favorable impact of foreign exchange rate changes.  Revenues for the Americas (comprising North America and South America) for the second quarter of 2011 increased 7% in constant dollars from the same prior-year period, driven by growth in the U.S. billboards and displays businesses.  Revenues for Europe decreased 4% in constant dollars, reflecting weakness in the European economy.

Outdoor OIBDA for the second quarter of 2011 increased 9% to $86 million from adjusted OIBDA of $79 million for the same prior-year period due to the revenue growth partially offset by higher costs, primarily due to foreign exchange rate changes.  In addition, Outdoor operating income for the second quarter of 2011 increased 86% from adjusted operating income for the second quarter of 2010, partially reflecting lower depreciation and amortization expense as capital spending in recent years has been reduced to normalized levels.  Adjusted OIBDA and adjusted operating income for the second quarter of 2010 exclude restructuring charges of $2 million.

Residual Costs

Residual costs include pension and postretirement benefits costs for benefit plans retained by the Company for previously divested businesses. For the second quarter of 2011, residual costs decreased $8 million to $18 million from $26 million for the same quarter last year, primarily due to the favorable performance of pension plan assets in 2010 as well as the benefit from pre-funding pension plans at the end of 2010.

About CBS Corporation

CBS Corporation is a mass media company with constituent parts that reach back to the beginnings of the broadcast industry, as well as newer businesses that operate on the leading edge of the media industry. The Company, through its many and varied operations, combines broad reach with well-positioned local businesses, all of which provide it with an extensive distribution network by which it serves audiences and advertisers in all 50 states and key international markets. It has operations in virtually every field of media and entertainment, including broadcast television (CBS and The CW – a joint venture between CBS Corporation and Warner Bros. Entertainment), cable television (Showtime Networks, Smithsonian Networks and CBS Sports Network), local television (CBS Television Stations), television production and syndication (CBS Television Studios, CBS Studios International and CBS Television Distribution), radio (CBS Radio), advertising on out-of-home media (CBS Outdoor), publishing (Simon & Schuster), interactive media (CBS Interactive), music (CBS Records), licensing and merchandising (CBS Consumer Products), video/DVD (CBS Home Entertainment), motion pictures (CBS Films), and sustainable media (EcoMedia).  For more information, log on to www.cbscorporation.com.

Cautionary Statement Concerning Forward-looking Statements
This news release contains both historical and forward-looking statements.  All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934.  These forward-looking statements are not based on historical facts, but rather reflect the Company’s current expectations concerning future results and events.  Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance or achievements expressed or implied by these statements.  These risks, uncertainties and other factors include, among others: advertising market conditions generally; changes in the public acceptance of the Company’s programming; changes in technology and its effect on competition in the Company’s markets; changes in the Federal Communications laws and regulations; the impact of piracy on the Company’s products, the impact of the consolidation in the market for the Company’s programming; other domestic and global economic, business, competitive and/or other regulatory factors affecting the Company’s businesses generally; the impact of union activity, including possible strikes or work stoppages or the Company’s inability to negotiate favorable terms for contract renewals; and other factors described in the Company’s news releases and filings with the Securities and Exchange Commission including but not limited to the Company’s most recent Form 10-K, Form 10-Qs and Form 8-Ks.  The forward-looking statements included in this document are made only as of the date of this document, and under section 27A of the Securities Act and section 21E of the Exchange Act, we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:
Press:	Investors:
Gil Schwartz	Adam Townsend
Executive Vice President, Corporate Communications	Executive Vice President, Investor Relations
(212) 975-2121	(212) 975-5292
gdschwartz@cbs.com	adam.townsend@cbs.com

Dana McClintock	Jessica Kourakos
Senior Vice President, Corporate Communications	Vice President, Investor Relations
(212) 975-1077	(212) 975-6106
dlmcclintock@cbs.com	jessica.kourakos@cbs.com

Stacy Roughan
Vice President, Corporate Communications
(212) 975-1942
stacy.roughan@cbs.com

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Revenues	$3,586	3,331	$7,096	$6,862

Operating income	734	435	1,171	588

Interest expense	(110)	(134)	(220)	(272)
Interest income	1	2	3	3
Loss on early extinguishment of debt	—	(41)	—	(38)
Other items, net	5	(14)	14	(27)
Earnings before income taxes	630	248	968	254

Provision for income taxes	(230)	(91)	(352)	(112)
Equity in loss of investee companies, net of tax	(5)	(7)	(19)	(18)
Net earnings	$395	$150	$597	$124

Basic net earnings per common share	$.59	$.22	$.89	$.18

Diluted net earnings per common share	$.58	$.22	$.87	$.18

Weighted average number of common shares outstanding:
Basic	669	679	671	678
Diluted	686	693	689	693

Dividends per common share	$.10	$.05	$.15	$.10

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions)

	At	At
	June 30, 2011	December 31, 2010

Assets

Cash and cash equivalents	$1,346	$480
Receivables, net	3,024	3,248
Programming and other inventory	360	725
Prepaid expenses and other current assets	965	882
Total current assets	5,695	5,335
Property and equipment	5,147	5,105
Less accumulated depreciation and amortization	2,552	2,411
Net property and equipment	2,595	2,694
Programming and other inventory	1,224	1,425
Goodwill	8,622	8,524
Intangible assets	6,577	6,624
Other assets	1,516	1,541
Total Assets	$26,229	$26,143

Liabilities and Stockholders’ Equity

Accounts payable	$372	$439
Participants’ share and royalties payable	1,018	943
Program rights	572	601
Current portion of long-term debt	31	27
Accrued expenses and other current liabilities	1,938	2,016
Total current liabilities	3,931	4,026
Long-term debt	5,964	5,973
Other liabilities	6,386	6,323
Total Stockholders’ Equity	9,948	9,821
Total Liabilities and Stockholders’ Equity	$26,229	$26,143

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Six Months Ended
	June 30,
	2011	2010

Operating Activities:
Net earnings	$597	$124
Adjustments to reconcile net earnings to net cash flow provided by operating activities:
Depreciation and amortization	278	285
Stock-based compensation	75	70
Loss on early extinguishment of debt	—	38
Equity in loss of investee companies, net of tax and distributions	21	18
Change in assets and liabilities, net of effects of acquisitions	623	716
Net cash flow provided by operating activities	1,594	1,251
Investing Activities:
Acquisitions, net of cash acquired	(55)	(8)
Capital expenditures	(95)	(100)
Investments in and advances to investee companies	(42)	(41)
Proceeds from dispositions	13	1
Other investing activities	8	—
Net cash flow used for investing activities	(171)	(148)
Financing Activities:
Proceeds from issuance of notes	4	497
Repayment of notes and debentures	(2)	(976)
Payment of capital lease obligations	(9)	(8)
Dividends	(73)	(74)
Purchase of Company common stock	(578)	(36)
Proceeds from exercise of stock options	45	3
Excess tax benefit from stock-based compensation	61	12
Decrease to accounts receivable securitization program	—	(400)
Other financing activities	(5)	—
Net cash flow used for financing activities	(557)	(982)
Net increase in cash and cash equivalents	866	121
Cash and cash equivalents at beginning of period	480	717
Cash and cash equivalents at end of period	$1,346	$838

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; in millions)

Operating Income (Loss) Before Depreciation and Amortization (“OIBDA”), Adjusted OIBDA, and Adjusted Operating Income (Loss)

The following tables set forth the Company’s OIBDA and operating income for the three and six months ended June 30, 2011.  The Company defines OIBDA as net earnings (loss) adjusted to exclude the following line items presented in its Consolidated Statements of Operations: Equity in loss of investee companies, net of tax; Provision for income taxes; Other items, net; Loss on early extinguishment of debt; Interest income; Interest expense; and Depreciation and amortization. The following tables also set forth the Company’s adjusted OIBDA and adjusted operating income for the three and six months ended June 30, 2010. The Company defines “Adjusted OIBDA” as OIBDA before restructuring charges and “Adjusted Operating Income” as Operating Income (Loss) before restructuring charges.

The Company uses OIBDA, Adjusted OIBDA and Adjusted Operating Income, as well as OIBDA, Adjusted OIBDA and Adjusted Operating Income margins, among other things, to evaluate the Company’s operating performance, to value prospective acquisitions and as one of several components of incentive compensation targets for certain management personnel, and these measures are among the primary measures used by management for planning and forecasting of future periods.  These measures are important indicators of the Company’s operational strength and performance of its business because they provide a link between profitability and operating cash flow.  The Company believes the presentation of these measures is relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by the Company’s management, help improve their ability to understand the Company’s operating performance and make it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates.  In addition, these measures are among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDA, Adjusted OIBDA and Adjusted Operating Income are not measures of performance calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), they should not be considered in isolation of, or as a substitute for, net earnings (loss) as an indicator of operating performance.  OIBDA, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies.  In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs.  As OIBDA, Adjusted OIBDA and Adjusted Operating Income exclude certain financial information compared with net earnings (loss), the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.  The Company provides the following reconciliations of OIBDA and Adjusted OIBDA to net earnings (loss) and OIBDA, Adjusted OIBDA and Adjusted Operating Income for each segment to such segment’s operating income (loss), the most directly comparable amounts reported under GAAP.

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; in millions)

	Three Months Ended June 30, 2011

		Depreciation	Operating	Restructuring	Operating
	OIBDA	and Amortization	Income/(Loss)	Charges	Income/(Loss)
Entertainment	$440	$(40)	$400	$—	$400
Cable Networks	176	(5)	171	—	171
Publishing	19	(2)	17	—	17
Content Group	635	(47)	588	—	588
Local Broadcasting	230	(26)	204	—	204
Outdoor	86	(60)	26	—	26
Local Group	316	(86)	230	—	230
Corporate	(57)	(6)	(63)	—	(63)
Residual Costs	(18)	—	(18)	—	(18)
Eliminations	(3)	—	(3)	—	(3)
Total	$873	$(139)	$734	$—	$734
Margins (a)	24%		20%		20%

	Three Months Ended June 30, 2010
			Adjusted
	Adjusted	Depreciation	Operating	Restructuring	Operating
	OIBDA	and Amortization	Income/(Loss)	Charges	Income/(Loss)
Entertainment	$223	$(42)	$181	$—	$181
Cable Networks	129	(6)	123	—	123
Publishing	17	(2)	15	—	15
Content Group	369	(50)	319	—	319
Local Broadcasting	214	(24)	190	—	190
Outdoor	79	(65)	14	(2)	12
Local Group	293	(89)	204	(2)	202
Corporate	(56)	(5)	(61)	—	(61)
Residual Costs	(26)	—	(26)	—	(26)
Eliminations	1	—	1	—	1
Total	$581	$(144)	$437	$(2)	$435
Margins (a)	17%		13%		13%

	Three Months Ended June 30,
	2011	2010
Adjusted OIBDA	$873	$581
Restructuring charges	—	(2)
Total OIBDA	873	579
Depreciation and amortization	(139)	(144)
Operating income	734	435
Interest expense	(110)	(134)
Interest income	1	2
Loss on early extinguishment of debt	—	(41)
Other items, net	5	(14)
Earnings before income taxes	630	248
Provision for income taxes	(230)	(91)
Equity in loss of investee companies, net of tax	(5)	(7)
Net earnings	$395	$150

a)     Margin is defined as OIBDA, adjusted OIBDA, operating income, or adjusted operating income, as applicable, divided by revenues.

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; in millions)

	Six Months Ended June 30, 2011

		Depreciation	Operating	Restructuring	Operating
	OIBDA	and Amortization	Income/(Loss)	Charges	Income/(Loss)
Entertainment	$708	$(78)	$630	$—	$630
Cable Networks	329	(11)	318	—	318
Publishing	26	(4)	22	—	22
Content Group	1,063	(93)	970	—	970
Local Broadcasting	399	(52)	347	—	347
Outdoor	135	(121)	14	—	14
Local Group	534	(173)	361	—	361
Corporate	(109)	(12)	(121)	—	(121)
Residual Costs	(37)	—	(37)	—	(37)
Eliminations	(2)	—	(2)	—	(2)
Total	$1,449	$(278)	$1,171	$—	$1,171
Margins (a)	20%		17%		17%

	Six Months Ended June 30, 2010
			Adjusted
	Adjusted	Depreciation	Operating	Restructuring	Operating
	OIBDA	and Amortization	Income/(Loss)	Charges	Income/(Loss)
Entertainment	$368	$(83)	$285	$(11)	$274
Cable Networks	230	(12)	218	—	218
Publishing	20	(3)	17	(1)	16
Content Group	618	(98)	520	(12)	508
Local Broadcasting	348	(49)	299	(25)	274
Outdoor	111	(128)	(17)	(22)	(39)
Local Group	459	(177)	282	(47)	235
Corporate	(95)	(10)	(105)	—	(105)
Residual Costs	(52)	—	(52)	—	(52)
Eliminations	2	—	2	—	2
Total	$932	$(285)	$647	$(59)	$588
Margins (a)	14%		9%		9%

	Six Months Ended June 30,
	2011	2010
Adjusted OIBDA	$1,449	$932
Restructuring charges	—	(59)
Total OIBDA	1,449	873
Depreciation and amortization	(278)	(285)
Operating income	1,171	588
Interest expense	(220)	(272)
Interest income	3	3
Loss on early extinguishment of debt	—	(38)
Other items, net	14	(27)
Earnings before income taxes	968	254
Provision for income taxes	(352)	(112)
Equity in loss of investee companies, net of tax	(19)	(18)
Net earnings	$597	$124

a)               Margin is defined as OIBDA, adjusted OIBDA, operating income, or adjusted operating income, as applicable, divided by revenues.

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; in millions)

Free Cash Flow

Free cash flow reflects the Company’s net cash flow provided by (used for) operating activities less capital expenditures.  The Company’s calculation of free cash flow includes capital expenditures since investment in capital expenditures is a use of cash that is directly related to the Company’s operations. The Company’s net cash flow provided by (used for) operating activities is the most directly comparable GAAP financial measure.

Management believes free cash flow provides investors with an important perspective on the cash available to the Company to service debt, make strategic acquisitions and investments, maintain its capital assets, satisfy its tax obligations and fund ongoing operations and working capital needs.  As a result, free cash flow is a significant measure of the Company’s ability to generate long-term value.  It is useful for investors to know whether this ability is being enhanced or degraded as a result of the Company’s operating performance.  The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to evaluate the cash generated from the Company’s underlying operations in a manner similar to the method used by management.  Free cash flow is one of several components of incentive compensation targets for certain management personnel.  In addition, free cash flow is also a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

As free cash flow is not a measure calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, either net cash flow provided by (used for) operating activities as a measure of liquidity or net earnings (loss) as a measure of operating performance.  Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies.  In addition, free cash flow as a measure of liquidity has certain limitations, and does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs.  When comparing free cash flow to net cash flow provided by (used for) operating activities, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are not reflected in free cash flow.

The following table presents a reconciliation of the Company’s net cash flow provided by operating activities to free cash flow:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net cash flow provided by operating activities	$700	$550	$1,594	$1,251
Capital expenditures	(54)	(59)	(95)	(100)
Free cash flow	$646	$491	$1,499	$1,151

The following table presents a summary of the Company’s cash flows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net cash flow provided by operating activities	$700	$550	$1,594	$1,251
Net cash flow used for investing activities	$(68)	$(74)	$(171)	$(148)
Net cash flow used for financing activities	$(258)	$(511)	$(557)	$(982)

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; in millions, except per share amounts)

2010 Adjusted Results

The following tables reconcile 2010 financial measures excluding restructuring charges, pre-tax loss on early extinguishment of debt and discrete tax items to the reported measures included in this earnings release.  The Company believes that adjusting its financial results for the impact of these items is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, provides a clearer perspective on the current underlying performance of the Company and makes it easier to compare the Company’s year-over-year results.  For 2011, no adjustments were made to reported results.

	Three Months Ended June 30, 2010
	2010	Restructuring	Extinguishment	Tax	2010
	Reported	Charges (a)	of Debt	Items	Adjusted
Revenues	$3,331	$—	$—	$—	$3,331
OIBDA	579	2	—	—	581
OIBDA margin (b)	17%				17%

Operating income	435	2	—	—	437
Interest expense	(134)	—	—	—	(134)
Interest income	2	—	—	—	2
Loss on early extinguishment of debt	(41)	—	41	—	—
Other items, net	(14)	—	—	—	(14)
Earnings before income taxes	248	2	41	—	291
Provision for income taxes	(91)	(1)	(16)	—	(108)
Effective income tax rate	37%				37%

Equity in loss of investee companies, net of tax	(7)	—	—	—	(7)
Net earnings	$150	$1	$25	$—	$176
Diluted EPS	$.22	$—	$.04	$—	$.25
Diluted weighted average number of common shares outstanding	693				693

	Six Months Ended June 30, 2010
	2010	Restructuring	Extinguishment	Tax	2010
	Reported	Charges (c)	of Debt	Items (d)	Adjusted
Revenues	$6,862	$—	$—	$—	$6,862
OIBDA	873	59	—	—	932
OIBDA margin (b)	13%				14%

Operating income	588	59	—	—	647
Interest expense	(272)	—	—	—	(272)
Interest income	3	—	—	—	3
Loss on early extinguishment of debt	(38)	—	38	—	—
Other items, net	(27)	—	—	—	(27)
Earnings before income taxes	254	59	38	—	351
Provision for income taxes	(112)	(24)	(15)	26	(125)
Effective income tax rate	44%				36%

Equity in loss of investee companies, net of tax	(18)	—	—	—	(18)
Net earnings	$124	$35	$23	$26	$208
Diluted EPS	$.18	$.05	$.03	$.04	$.30
Diluted weighted average number of common shares outstanding	693				693

a)	Restructuring charges at Outdoor primarily reflecting severance costs associated with the elimination of positions.
b)	OIBDA margin is defined as OIBDA divided by revenues.
c)	Restructuring charges at Entertainment, Publishing, Local Broadcasting and Outdoor primarily reflecting severance costs associated with the elimination of positions and contract terminations.
d)

Comprising a $62 million reduction of deferred tax assets associated with the 2010 Patient Protection and Affordable Care Act, partially offset by a $26 million reversal of previously established deferred tax liabilities and a $10 million tax benefit from the settlements of income tax audits.